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                               INDEX TO EXHIBITS

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 EXHIBIT NO.                             DESCRIPTION
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
 (A)  3.1    Restated Certificate of Incorporation of Westmark International
             Incorporated.
 (B)  3.2    Certificate of Amendment to the Restated Certificate of
             Incorporation of Advanced Technology Laboratories, Inc.
 (B)  3.3    Certificate of Designation of Series A. Participating Cumulative
             Preferred Stock Setting Forth the Powers, Preferences, Rights,
             Qualifications, Limitations and Restrictions of Such Series of
             Preferred Stock of Advanced Technology Laboratories, Inc.
      3.4    Amended and Restated Bylaws of Advanced Technology Laboratories,
             Inc.
 (C)  4.1    Amended and Restated Rights Agreement between Advanced Technology
             Laboratories, Inc. and First Chicago Trust Company of New York
             dated as of June 26, 1992.
 (B)  4.2    Revolving Credit Loan Agreement by and among Advanced Technology
             Laboratories, Inc. (Washington), Advanced Technology Laboratories,
             Inc. (Delaware) and Seattle-First National Bank dated as of June
             26, 1992 and supplemental letter dated February 4, 1993.
 (B)  4.3    Uncommitted Line of Credit for $10 million by and among Advanced
             Technology Laboratories, Inc. (Washington), Advanced Technology
             Laboratories, Inc. (Delaware) and Seattle-First National Bank
             dated as of June 18, 1992.
 (A) 10.1    Tax Allocation Agreement between Squibb Corporation and Westmark
             International Incorporated.
 (A) 10.2    Intercompany Agreement between Squibb Corporation and Westmark
             International Incorporated.
 (B) 10.3    Distribution Agreement between Westmark International Incorporated and SpaceLabs Medical, Inc. dated as of May 18, 1992.
 (B) 10.4    Intercompany Agreement between Westmark International Incorporated and SpaceLabs Medical, Inc. dated as of May 18, 1992.
 (B) 10.5    Tax Allocation Agreement between Westmark International
             Incorporated and SpaceLabs Medical, Inc. dated as of May 18, 1992.
 (A) 10.6    Lease between Martin Selig Real Estate and Westmark International
             Incorporated (former Seattle, Washington headquarters facility).
 (D) 10.7    Lease Amendment between Seafirst Center Limited Partnership and
             Westmark International Incorporated dated December 13, 1991
             (former Seattle, Washington headquarters facility).
 (B) 10.8    Sublease Agreement between ATL and Primer Schill & Associates,
             Inc. (former Seattle, Washington headquarters facility).
 (B) 10.9    Sublease Agreements between ATL and Mark Alan Johnson and Mark
             Alan Johnson, Inc. P.S., Gary N. Gosanko and Gary N. Gosanko, Inc.
             P.S., (former Seattle,Washington headquarters facility).
 (E) 10.10   Lease between Le Bien and Nova MicroSonics, Inc. dated November 9,
             1988 (Indianapolis facility).
 (E) 10.11   Lease between Eugene T. Ruston and Nova MicroSonics, Inc. dated
             May 25, 1988 (Mahwah, New Jersey facility).
 (D) 10.12   Lease between WRC Properties, Inc. and Advanced Technology
             Laboratories, Inc. dated January 10, 1992.
 (F) 10.13   1986 Amended and Restated Option, Restricted Stock, Stock
             Appreciation Right and Performance Unit Plan.
     10.14   Amended and Restated Advanced Technology Laboratories, Inc.
             Incentive Savings and Stock Ownership Plan.
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
     10.15 Advanced Technology Laboratories, Inc. Supplemental Benefit Plan, effective June 26, 1992.
     10.16 Trust Agreement for Incentive Savings and Stock Ownership Plan by and between Advanced Technology Laboratories, Inc. and First Interstate Bank of Washington, N.A. effective June 26, 1992.
     10.17 Amended and Restated Retirement Plan, effective June 26, 1992.
     10.18 Trust Agreement for Retirement Plan by and between Advanced Technology Laboratories, Inc. and Boatman's Trust Company, effective June 26, 1992.
 (A) 10.19 Management Incentive Compensation Plan.
     10.20 Amendment to Management Incentive Compensation Plan, effective May 5, 1993.
 (B) 10.21 Employee Benefit Allocation Agreement between Westmark International Incorporated and SpaceLabs Medical, Inc. dated as of May 18, 1992.
 (H) 10.22 Amended 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan. Adopted by Shareholders on May 5, 1993.
 (B) 10.23 Forms of Option Grant, Restricted Stock Award Agreement and Restricted Stock Award Letter under the 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan.
     10.24 Long Term Incentive Plan, effective January 1, 1993.
 (F) 10.25 Change of Control Employment Agreement with Dennis C. Fill dated January 1, 1991.
 (B) 10.26 First Amendment to Employment Agreement with Dennis C. Fill dated May 18, 1992.
 (B) 10.27 Change of Control Employment Agreement with David M. Perozek dated May 18, 1992.
 (B) 10.28 Mortgage and Promissory Note between ATL and David M. and Elizabeth
           A. Perozek dated September 9, 1992.
 (B) 10.29 Change of Control Employment Agreement with Harvey N. Gillis dated September 23, 1992.
 (G) 10.30 Amended and Restated Nonofficer Employee Option, Restricted Stock and Stock Grant Plan.
 (B) 10.31 1992 Nonofficer Employee Stock Option Plan.
 (I) 10.32 Amended and Restated Agreement and Plan of Merger as of February 10, 1994 between ATL and Interspec, Inc. and Press Releases dated February 10, and February 24, 1994.
 22        Subsidiaries of ATL as of December 31, 1993.
 24 Consent of KPMG Peat Marwick. Reference is made to the Consent on page 44 of this filing in response to this item.
 (J) 28 Proxy Statement to Stockholders for ATL's 1993 Annual General Meeting of Stockholders.
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(A) Previously filed with, and incorporated herein by reference to, Westmark's
    Registration Statement on Form 10, File No. 0-15160.
(B) Previously filed with, and incorporated herein by reference to, ATL's Annual Report on Form 10-K, File No. 0-15160, filed on March 25, 1993.
(C) Previously filed with, and incorporated herein by reference to, Westmark International Incorporated's Amendment to Application Form 8, filed on June 25, 1992.
(D) Previously filed with, and incorporated herein by reference to, Westmark's Annual Report on Form 10-K, File No. 015160, filed on March 26, 1992.
(E) Previously filed with, and incorporated herein by reference to, Westmark's Annual Report on Form 10-K, File No. 015160, filed on March 21, 1989.
(F) Previously filed with, and incorporated herein by reference to, Westmark's Annual Report on Form 10-K, File No. 015160, filed on March 22, 1991.
(G) Previously filed with, and incorporated herein by reference to, Westmark International Incorporated's Registration Statement on Form S-8, Registration No. 33-38218, filed on December 14, 1990.
(H) Previously filed with, and incorporated herein by reference to, ATL's Registration Statement on Form S-8, Registration No. 33-66298, filed July 22, 1993.
(I) Previously filed with, and incorporated herein by reference to, ATL's Current Reports on Form 8-K, File No. 0-15160, filed on February 17, 1994 and [March 3, 1994].
(J) To be filed within 120 days of the 1993 fiscal year end pursuant to General Instruction G to Form 10-K.